Exhibit 10.6

INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT, made this      day of August, 2006 between Nextest Systems Corporation, a Delaware corporation (the “Company”) and                                          (the “Indemnitee”).

BACKGROUND:

A. The Indemnitee is a director and/or officer of the Company.

B. Highly competent persons have become more reluctant to serve publicly-held corporations as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation.

C. In recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued service to the Company in an effective manner and Indemnitee’s reliance on the provisions of the Company’s Restated Certificate of Incorporation, as amended from time to time (“Certificate of Incorporation”) and the Company’s Bylaws, as amended from time to time (the “Bylaws”) requiring indemnification of the Indemnitee to the fullest extent permitted by law, and in part to provide Indemnitee with specific contractual assurance that the protection promised by the Certificate of Incorporation and Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Certificate of Incorporation or Bylaws or any change in the composition of the Company’s Board of Directors or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement.

D. The Certificate of Incorporation, the Bylaws and the General Corporation Law of the State of Delaware (“DGCL”) expressly provide that the indemnification provisions set forth therein are not exclusive and thereby contemplate that contracts may be entered into between the Company and members of the board of directors, officers and other persons with respect to indemnification.

E. It is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, the foregoing persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be indemnified.

F. This Agreement is a supplement to and in furtherance of the Certificate of Incorporation and Bylaws and any resolutions adopted pursuant thereto and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

AGREEMENT:

Section 1. Basic Indemnification Agreement, (a) If Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim (as defined in Section 12(b) herein) by reason of (or arising in part out of) an Indemnifiable Event (as defined in Section 12(d) herein), the Company will indemnify Indemnitee to the fullest extent permitted by law, including but not limited to criminal action or proceedings where the Indemnitee had no reasonable cause to believe his/her conduct was unlawful, as soon as practicable but in any event no later than 30 days after written demand is presented to the Company, from and against any and all Expenses (as defined in Section 12(c) herein), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection therewith) of the Claim actually and reasonably incurred by or on behalf of Indemnitee in connection with the Claim and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement. If requested by Indemnitee in writing, the Company will advance (within ten business days of written request) any and all Expenses to Indemnitee (an “Expense Advance”). Notwithstanding anything in this Agreement to the contrary, and except as provided in Section 3, prior to a Change of Control (as defined in Section 12 herein) and except as set forth in Sections 1 (b) and 9, Indemnitee is not entitled to indemnification pursuant to this Agreement in connection with any Claim (i) initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of the Claim; (ii) made on account of Indemnitee’s conduct which constitutes a breach of Indemnitee’s duty of loyalty to the Company or its stockholders or which involves intentional misconduct or a knowing violation of the law, pursuant to a final judgment without appeal; or (iii) pursuant to a final judgment rendered against Indemnitee for profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) Notwithstanding the foregoing, (i) the indemnification obligations of the Company under Section l(a) are subject to the condition that the Reviewing Party (as defined in Section 12(f)) or special independent counsel referred to in Section 2 has not determined in writing that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section l(a) is subject to the condition that the Company receives an undertaking that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company will be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced legal proceedings in the Court of Chancery of the State of Delaware (the “Delaware Court”) to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law will not be binding and Indemnitee will not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee’s obligation to reimburse the Company for Expense Advances will be unsecured and no interest will be charged thereon. If there has not been a Change in Control, the Reviewing Party will be selected by the Board of Directors, and if there has been a Change in Control, the Reviewing Party will be the special independent counsel referred to in Section 2 hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee will have the right to commence litigation in the Delaware Court seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise will be conclusive and binding on the Company and Indemnitee. The Company will indemnify Indemnitee for Expenses incurred by Indemnitee in connection with the successful establishment or enforcement, in whole or in part, by Indemnitee of Indemnitee’s right to indemnification or advances hereunder.

Section 2. Change in Control. The Company agrees that, if there is a Change in Control of the Company (other than a Change in Control which has been approved by two- thirds or more of the Company’s Board of Directors who were directors immediately prior to such Change in Control), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement, the Bylaws or Certificate of Incorporation now or hereafter in effect relating to Claims for Indemnifiable Events, the Company will seek legal advice only from special independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed) and who has not otherwise performed services for the Company or for Indemnitee within the last five years (other than in connection with such matters). If Indemnitee and the Company are unable to agree on the selection of the special independent counsel, special independent counsel shall be selected by lot from among at least five law firms, having more than fifty attorneys, with offices in the State of Delaware, having a rating of “av” or better in the then current Martindale Hubbell Law Directory and having attorneys which specialize in corporate law. This selection will be made in the presence of Indemnitee (and his legal counsel or either of them, as Indemnitee may elect). Selected counsel, among other things, will, within 90 days of its retention, render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Company will pay all reasonable fees and disbursements relating to the retention of the special independent counsel referred to above and to fully indemnify this counsel against any and all expenses (including attorneys’ fees), claims, liabilities, and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

Section 3. Additional Expenses/Expense Advance. The Company shall indemnify Indemnitee against any and all expenses (including attorneys’ fees) and, if requested by Indemnitee in writing, will advance any and all expenses (within ten business days from the date of the written request) to Indemnitee which are or will be incurred by Indemnitee in connection with any Claim asserted against or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement, the Bylaws or Certificate of Incorporation now or hereafter in effect relating to Claims for Indemnifiable Events or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to indemnification, advance expense payment or insurance recovery, as the case may be. Indemnitee will qualify for advances solely upon the execution and delivery to the Company of an undertaking providing that Indemnitee undertakes to repay the advance up to the amount that is decided by a final judicial determination (which all rights of appeal have been exhausted or have lapsed) that Indemnitee is not entitled to be indemnified by the Company. Indemnitee’s obligation to reimburse the Company Expense Advanced shall be unsecured.

Section 4. Partial Indemnity, If Indemnitee is entitled under any provisions of this Agreement to indemnification by the Company of some or a portion of the Expenses, liabilities, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company will indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee will be indemnified against all Expenses incurred in connection therewith.

Section 5. Burden of Proof. In connection with any determination by the Reviewing Party or by special independent counsel as defined in Section 2 as to whether Indemnitee is entitled to be indemnified hereunder the Reviewing Party or court will presume that the Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof will be on the Company to establish that Indemnitee is not so entitled.

Section 6. Reliance on Safe Harbor. For the purposes of this Agreement, Indemnitee shall be deemed to have acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee’s actions or omissions to act are taken in good faith reliance on the records of the Company, including its financial statements, or on information, opinions, reports, or statements furnished to Indemnitee by the officers or employees of the Company in the course of their duties, or by committees of the Company’s Board of Directors, or by any other person (including legal counsel, accountants, consultants, and financial advisors) as to matters Indemnitee reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for the purposes of determining the right to indemnity hereunder.

Section 7. No Presumption. For purposes of this Agreement, the termination of any action, suit or proceeding by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that an indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee’s claim nor create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

Section 8. Notification and Defense of Claim. Within 30 days after receipt by Indemnitee of notice of the commencement of a Claim which may involve an Indemnifiable Event (as defined in Section 12(d)), Indemnitee must, if a claim in respect thereof is to be made against the Company under this Agreement, submit to the Company a written notice identifying the proceeding. However, the omission to notify the Company will not relieve it from any liability which it may have to Indemnitee under this Agreement unless the Company is unable to participate, at its own expense, in its own defense due to the lack of notice. With respect to any Claim as to which Indemnitee notifies the Company of the commencement thereof:

(a) the Company will be entitled to participate therein at its own expense;

(b) the Company will be entitled to assume the defense thereof, with counsel satisfactory to the Indemnitee; provided that if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (i) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict of interest, (ii) the named parties in any such Claim (including any impleaded parties) include both the Company and Indemnitee and Indemnitee concludes that there may be one or more legal defenses available to Indemnitee that are different from or in addition to those available to the Company, or (iii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel at the Company’s expense; and

(c) the Company will not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Claim effected without its written consent. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any Claim relating to an Indemnifiable Event which the Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of the Indemnitee from all liability on all claims that are the subject matter of such Claim. Neither the Company nor Indemnitee will unreasonably withhold or delay their consent to any proposed settlement; provided, however, that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.

Section 9. Non-exclusivity. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Certificate of Incorporation, the Bylaws, the DGCL, any agreement, a vote of the stockholders, a resolution of directors or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof will limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by Indemnitee acting on behalf of the Company and at the request of the Company prior to the amendment, alteration or repeal. To the extent that a change in the DGCL (whether by statute or judicial decision), the Certificate of Incorporation or the Bylaws permits greater indemnification by agreement than would be afforded currently under the Certificate of Incorporation, the Bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee enjoy, by this Agreement, the greater benefits afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

Section 10. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability, insurance, Indemnitee shall be covered by the policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer. If, at the time the Company receives notice from any source of a Claim as to which Indemnitee is a party or a participant (as a witness or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company will thereafter take all necessary or desirable action to cause the insurers to pay, on behalf of Indemnitee, all amounts payable as a result of the Claim in accordance with the terms of the policies. In the event of a Potential Change in Control (as defined in Section 12 herein), the Company must maintain in force any and all insurance policies then maintained by the Company providing directors’ and officers’ liability insurance, in respect of Indemnitee, for a period of six years thereafter. The Company will indemnify Indemnitee for Expenses incurred by Indemnitee in connection with any successful action brought by Indemnitee for recovery under any insurance policy referred to in this Section 10 and will advance to Indemnitee the Expenses of that action in the manner provided in Section 3 above.

Section 11. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors, or personal or legal representative after the expiration of two years from the date of accrual of such cause of action, any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

Section 12. Certain Definitions.

(a) A “Change in Control” shall be deemed to have occurred if:

(i) before the Company has a class of securities registered under Section 12 of the Exchange Act:

(A) the Company, or any material subsidiary of the Company, is merged, consolidated or reorganized into or with another corporation or other legal person (an “Acquiring Person”) or securities of the Company are exchanged for securities of an Acquiring Person, and as a result of the merger, consolidation, reorganization or exchange less than a majority of the combined voting power of the then outstanding securities of the Acquiring Person immediately after the transaction are held, directly or indirectly, in the aggregate by the holders of Voting Securities immediately prior to the transaction;

(B) the Company, or any material subsidiary of the Company, in any transaction or series of related transactions, sells or otherwise transfers all or substantially all of its assets to an Acquiring Person, and less than a majority of the combined voting power of the then outstanding securities of the Acquiring Person immediately after the sale or transfer are held, directly or indirectly, in the aggregate by the holders of Voting Securities immediately prior to such sale or transfer;

(C) during any period of two consecutive years, individuals who at the beginning of the period constitute the directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each director of the Company first elected during such period was approved by a unanimous vote of the directors of the Company then still in office who were directors of the Company at the beginning of the period;

(D) the Company and its subsidiaries, in any transaction or series of related transactions, sells or otherwise transfers business operations that generated two thirds or more of the consolidated revenues (determined on the basis of the Company’s four most recently completed fiscal quarters) of the Company and its subsidiaries immediately prior thereto; or

(E) any other transaction or series of related transactions occur that have substantially the effect of the transactions specified in any of the preceding clauses in this paragraph (i);or

(ii) after the Company has a class of securities registered under Section 12 of the Exchange Act:

(A) any person, as that term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act, becomes, is discovered to be, or files a report on Schedule 13D or 14D-1 (or any successor schedule, form or report) disclosing that the person is a beneficial owner (as defined in Rule 13d-3 under the Exchange Act or any successor rule or regulation), directly or indirectly, of securities of the Company representing 20% or more of the total voting power of the Company’s then outstanding Voting Securities (unless the person is such a beneficial owner prior to, or becomes such a beneficial owner in connection with, the initial public offering of the Company);

(B) during any period of two consecutive years, individuals who at the beginning of the period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

(C) the Company, or any material subsidiary of the Company, is merged, consolidated or reorganized into or with an Acquiring Person or securities of the Company are exchanged for securities of an Acquiring Person, and immediately after the merger, consolidation, reorganization or exchange less than a majority of the combined voting power of the then outstanding securities of the Acquiring Person immediately after the transaction are held, directly or indirectly, in the aggregate by the holders of Voting Securities immediately prior to the transaction;

(D) the Company, or any material subsidiary of the Company, in any transaction or series of related transactions, sells or otherwise transfers all or substantially all of its assets to an Acquiring Person, and less than a majority of the combined voting power of the then outstanding securities of the Acquiring Person immediately after the sale or transfer is held, directly or indirectly, in the aggregate by the holders of Voting Securities immediately prior to the sale or transfer;

(E) the Company and its subsidiaries, in any transaction or series of related transactions, sells or otherwise transfers business operations that generated two thirds or more of the consolidated revenues (determined on the basis of the Company’s four most recently completed fiscal quarters) of the Company and its subsidiaries immediately prior thereto;

(F) the Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing that a Change in Control of the Company has or may have occurred or will or may occur in the future pursuant to any then existing contract or transaction; or

(G) any other transaction or series of related transactions occur that have substantially the effect of the transactions specified in any of the preceding clauses in this paragraph (ii).

Notwithstanding the provisions of Section 12(a)(ii)(A) or 12(a)(ii)(D), unless otherwise determined in a specific case by majority vote of the Board of Directors of the Company, a Change of Control will not be deemed to have occurred for purposes of this Agreement solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities or (iii) any Company sponsored employee stock ownership plan, or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of stock of the Company, or because the Company reports that a Change in Control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

(b)	“Claim” means any threatened, pending or completed action, suit or proceeding, or appeal thereof, or alternative dispute resolution mechanism, or any inquiry, hearing or investigation, whether instituted or conducted by the Company or any governmental agency, or any other party, whether civil, criminal, administrative, investigative or other.

(c)	“Expenses” includes any expense, liability or loss, including attorneys’ fees and all other costs, fees, expenses, judgments, fines, interests, assessments, taxes (local, state, domestic or foreign), amounts paid in settlement, and obligations of any nature whatsoever paid or incurred in connection with investigating, defending, being a witness in or participating in (including appeal), or preparing to investigate, defend, be a witness in, or participate in any Claim relating to any Indemnifiable Event.

(d)	“Indemnifiable Event” means any event or occurrence (whether before or after the date of this Agreement) related to the fact that Indemnitee is or was a director, officer, employee, consultant, agent or fiduciary of or to the Company, or any subsidiary of the Company, or is or was serving at the request of the Company, as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise (whether foreign or domestic), or by reason of anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Claim is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent of the Company.

(e)	A “Potential Change in Control” will be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; (iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 9.5% or more of the combined voting power of the Company’s then outstanding Voting Securities, increases such person’s beneficial ownership of such securities by five percentage points or more over the initial percentage of their securities (other than Robin Adler or Howard Marshall); or (iv) the Board of Directors of the Company adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(f)	“Reviewing Party” means (i) the Company’s Board of Directors (provided that a majority of directors are not parties to the particular Claim for which Indemnitee is seeking indemnification) or (ii) any other person or body appointed by the Company’s Board of Directors, who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or (iii) if there has been a Change in Control, the special independent counsel referred to in Section 2 hereof.

(g)	“Voting Securities” means any securities of the Company which vote generally in the election of directors.

Section 13. Amendments, Termination and Waiver. No supplement, modification, amendment or termination of this Agreement is binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement constitutes a waiver of any other provisions of this Agreement (whether or not similar) nor does any waiver constitute a continuing waiver.

Section 14. Contribution. If the indemnification provided for in Sections 1 and 3 above for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnitee in respect of any losses, claims, damages, expenses or liabilities referred to therein, then the Company, in lieu of indemnifying Indemnitee thereunder, shall contribute to the amount paid or payable by Indemnitee as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Indemnitee, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Indemnitee in connection with the action or inaction which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In connection with the registration of the Company’s securities, the relative benefits received by the Company and Indemnitee shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Indemnitee, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Company and Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In connection with the registration of the Company’s securities, in no event shall an Indemnitee be required to contribute any amount under this Section 11 in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by Indemnitee or (ii) the proceeds received by Indemnitee from its sale of securities under such registration statement.

Section 15. Subrogation. In the event of payment under this Agreement, the Company will be subrogated to the extent of the payment to all of the rights of recovery of Indemnitee, who will execute all papers reasonably required and do everything that may be reasonably necessary to secure these rights, including the execution of any documents necessary to enable the Company effectively to bring suit to enforce these rights.

Section 16. No Duplication of Payments. The Company will not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under insurance policy, the Certificate of Incorporation, the Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

Section 17. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company, spouse, heirs, executors, and personal and legal representatives and undertaking in writing by any successor to Company. This Agreement will continue in effect regardless of whether Indemnitee continues to serve as a director or officer or in one of the capacities enumerated in Section 12(d) hereof of the Company or of any other enterprise at the Company’s request.

Section 18. Severability. The provisions of this Agreement will be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions will remain enforceable to the fullest extent permitted by law. The parties shall use their best efforts to negotiate a substitute provision that will give effect to the severed portion, to the fullest extent allowed by law, manifesting the intent of this Agreement to indemnify the Indemnitee as completely as possible.

Section 19. Applicable Law. This Agreement and the legal relations among the parties will be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement can be brought only in the Delaware Court and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, irrevocably, to the extent such party is not a resident of the State of Delaware, Corporation Trust Company, 1209 Orange Street, City of Wilmington, State of Delaware, County of Newcastle as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any action or proceeding against such party with the same legal force and validity as if served upon that party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 21. Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

Section 22. Notices. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at:

Nextest Systems Corporation

1901 Monterey Road

San Jose, California 95112

Attention: Chief Executive Officer

and to the Indemnitee at:

__________________________________________

__________________________________________

__________________________________________

__________________________________________

Notice of change of address shall be effective only when given in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of delivery or on the third business day after mailing.

[Signature Page Follows]

Executed this      day of August, 2006.

Nextest Systems Corporation

By:
Robin Adler
Chief Executive Officer

By:
Indemnitee